Exhibit 1.4
PRICING AGREEMENT
March 2, 2011
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, New York 10013
Ladies and Gentlemen:
     ALICO Holdings LLC, a Delaware limited liability company (the “Selling Securityholder”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated March 2, 2011 (the “Underwriting Agreement”), among MetLife, Inc., a Delaware corporation (the “Company”), American International Group, Inc., a Delaware corporation (“AIG”), the Selling Securityholder and the Underwriters named in Schedule I hereto (the “Underwriters”), to sell to the Underwriters the total number of the Company’s common equity units specified in Schedule I hereto (the “Securities”) at the purchase price per share specified in Schedule II hereto.
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Securities shall be considered Securities under the Underwriting Agreement. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Selling Securityholder agrees to sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Securityholder, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Closing Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company, AIG and the Selling Securityholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, AIG and the Selling Securityholder for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages follow]

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Very truly yours, METLIFE, INC.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

[Signature Page to Equity Units Pricing Agreement]

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Executive Vice President – Treasury and Capital Markets

ALICO HOLDINGS LLC
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[Signature Page to Equity Units Pricing Agreement]

Accepted as of the date hereof
on behalf of each of the Underwriters:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
[Signature Page to Equity Units Pricing Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Colin Savage
	Name:	Colin Savage
	Title:	Citigroup Global Markets Inc. Vice President

[Signature Page to Equity Units Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

Total Number of
Securities to be
Purchased from ALICO
Underwriters	Holdings LLC
Goldman, Sachs & Co.	10,700,000
Citigroup Global Markets Inc.	8,000,000
Credit Suisse Securities (USA) LLC	3,800,000
Barclays Capital Inc.	2,500,000
Deutsche Bank Securities Inc.	2,500,000
J.P. Morgan Securities LLC	2,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
Morgan Stanley & Co. Incorporated.	2,500,000
UBS Securities LLC	2,500,000
Wells Fargo Securities, LLC	2,500,000

Total	40,000,000

I-SI-1

SCHEDULE II
TO PRICING AGREEMENT
Underwriting Agreement, dated March 2, 2011
Registration Statement No. 333-170876
INITIAL PRICE TO THE PUBLIC: $82.88
PURCHASE PRICE BY UNDERWRITERS: $82.4656
NUMBER OF SECURITIES TO BE PURCHASED
FROM ALICO HOLDINGS LLC: 40,000,000
PARTIES TO LOCK-UP AGREEMENTS:

C. Robert Henrikson
Gwenn L. Carr
Kathleen Henkel
Steven A. Kandarian
Nicholas D. Latrenta
Maria R. Morris
William J. Mullaney
William J. Toppeta
William J. Wheeler
Sylvia Mathews Burwell
Eduardo Castro-Wright
Cheryl W. Grisé
R. Glenn Hubbard
John M. Keane
Alfred F. Kelly, Jr.
James M. Kilts
Catherine R. Kinney
Hugh B. Price
David Satcher, M.D.
Kenton J. Sicchitano
Lulu C. Wang
CLOSING DATE: March 8, 2011
TIME OF CLOSING DATE: 10 A.M.
LOCATION OF CLOSING DATE: the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019

REPRESENTATIVES:	Goldman, Sachs & Co.
Citigroup Global Markets Inc.

I-SII-B-1

ADDRESSES FOR NOTICES, ETC.:
IF TO THE REPRESENTATIVES:

Goldman, Sachs & Co.
200 West Street
New York, New York 10282
Attention: Registration Department (Facsimile: 212-902-9316)

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel (Facsimile: 212-816-7912)
IF TO THE COMPANY:

MetLife, Inc.
1095 Avenue of the Americas
New York, New York 10036
Attention: General Counsel
IF TO AIG OR THE SELLING STOCKHOLDER:

American International Group, Inc.
80 Pine Street
New York, New York 10005
Attention: General Counsel

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